EXHIBIT 10.1
Execution Version

NINTH AMENDMENT
to
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

among
LAREDO PETROLEUM, INC.,
as Borrower,
WELLS FARGO BANK, N.A.,
as Administrative Agent,
the Guarantors Signatory Hereto,
and
the Banks Signatory Hereto

NINTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
This Ninth Amendment to Fifth Amended and Restated Credit Agreement (this “Ninth Amendment”), dated as of August 30, 2022 (the “Ninth Amendment Effective Date”), is among Laredo Petroleum, Inc., a corporation formed under the laws of the State of Delaware (“Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with Borrower, the “Credit Parties”); each of the Banks party hereto; and Wells Fargo Bank, N.A., as administrative agent for the Banks (in such capacity, together with its successors, “Administrative Agent”).
Recitals
A.    Borrower, Administrative Agent and the Banks are parties to that certain Fifth Amended and Restated Credit Agreement dated as of May 2, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Banks have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of Borrower.
B.    Borrower has advised the Administrative Agent and the Banks that it has made certain Distributions and certain Redemptions, in each case subsequent to the Eighth Amendment Effective Date and prior to the date hereof (the “Specified Distributions and Redemptions”), certain of which Specified Distributions and Redemptions may not have been permitted under Section 9.2 and/or Section 9.13 of the Credit Agreement, and which may have constituted an Event of Default under clause (c) of Article XI of the Credit Agreement (collectively, the “Specified Defaults”).
C.    The parties hereto desire to enter into this Ninth Amendment (i) to amend the Credit Agreement as set forth in Section 2 hereof and (ii) to evidence the Administrative Agent’s and the Required Banks’ waiver of the Specified Defaults as set forth in Section 3 hereof. The parties hereto desire this Ninth Amendment to be effective, subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, as of the Ninth Amendment Effective Date.
D.    The Administrative Agent and the Required Banks hereby agree to (i) amend the Credit Agreement as set forth in Section 2 hereof and (ii) waive the Specified Defaults as set forth in Section 3 hereof, in each case, upon the terms and conditions set forth herein.
E.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Ninth Amendment, shall have the meaning ascribed to such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this Ninth Amendment refer to the Credit Agreement.

Section 2.Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Ninth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the Ninth Amendment Effective Date, in the manner provided in this Section 2:
2.1Additional Definitions. Section 1.2 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:
“Ninth Amendment” means that certain Ninth Amendment to Fifth Amended and Restated Credit Agreement dated as of the Ninth Amendment Effective Date by and among Borrower, Administrative Agent and Banks party thereto.
“Ninth Amendment Effective Date” means August 30, 2022.
2.2Amendment to Section 1.2 of the Credit Agreement. Section 1.2 of the Credit Agreement is hereby amended by:
(a)replacing the reference to “Section 9.13(a)(i)” in the definition of “Available Amount” with “Section 9.13(a)(ii)”.
(b)replacing the reference to “Section 9.2(b)” in the definition of “Available Free Cash Flow” with “Section 9.2(c)”.
(c)replacing the reference to “Section 9.2(b)” in the definition of “Capped Distributions and Investments” with “Sections 9.2(b) and (c)”.
2.3Amendment to Section 8.1 of the Credit Agreement. Section 8.1 of the Credit Agreement is hereby amended by amending and restating clause (r) appearing in Section 8.1 in its entirety to read in full as follows:
(r)    not less than three (3) Business Days’ (or such shorter time as the Administrative Agent may agree to its sole discretion) prior to making any Distribution pursuant to Section 9.2(b) or Section 9.2(c), or making of any Redemption pursuant to Section 9.13(a)(i) or Section 9.13(a)(ii), a certificate of an Authorized Officer in substantially the form of Exhibit M hereto setting forth the amounts of (i) Free Cash Flow for the most recent four fiscal quarter period ended prior thereto for which financial statements have been delivered for the Borrower pursuant to Section 8.1(a) and/or Section 8.1(b), as applicable, (ii) with respect to any Distribution pursuant to Section 9.2(c) or any Redemption pursuant to Section 9.13(a)(i), Available Free Cash Flow (x) as of the date of delivery of such certificate and (y) immediately after giving effect to such Distribution or Redemption, and (iii) with respect to any Distribution pursuant to Section 9.2(b) or any Redemption pursuant to Section 9.13(a)(ii), the Available Amount (x) as of the date of delivery of such certificate and (y) immediately after giving effect to such Distribution or Redemption.

2.4Amendments to Section 9.2 of the Credit Agreement. Section 9.2 of the Credit Agreement is hereby amended by:
(a)deleting the phrase “Available Free Cash Flow on a pro forma basis shall be greater than or equal to $0” appearing in Section 9.2(b)(v) and replacing it with “[reserved]”.
(b) adding a new Section 9.2(c) immediately after Section 9.2(b) to read in full as follows:
(c)    make Distributions, so long as immediately after giving effect to any such Distribution, (i) no Default or Event of Default exists or results therefrom, (ii) undrawn Commitments are greater than or equal to thirty-five percent (35%) of the Total Commitment, (iii) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a), (iv) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than 2.0 to 1.00, in the case of both (iii) and (iv), Net Debt or Total Debt, as applicable, shall be determined as of the date of calculation after giving effect to such Distribution occurring on such date and Consolidated EBITDAX shall be determined as if such Distribution occurred on the last day of the Fiscal Quarter then most recently ended for which financial statements have been received pursuant to Section 8.1, (v) Available Free Cash Flow on a pro forma basis shall be greater than or equal to $0 and (vi) the Borrower shall have timely delivered the certificate required under Section 8.1(r) with respect to such Distributions; and provided, further that (x) any Equity repurchased pursuant to this Section 9.2(c) shall be contemporaneously cancelled by the Borrower and (y) for clarity, (1) such cancellation is not restricted by Section 9.5 and does not trigger any requirement that the Borrower or any other Credit Party take any further action to be in compliance therewith, and (2) the requirement set forth in clause (iv) of this Section 9.2(c) is applicable only at the time of such Distribution after giving effect to any related borrowing or Debt issuance and does not require that the Consolidated Total Leverage Ratio be maintained at not greater than 2.0 to 1.00 subsequent to giving effect to such Distribution and any related borrowing or Debt issuance.
2.5Amendment to Section 9.13 of the Credit Agreement. Section 9.13 of the Credit Agreement is hereby amended by:
(a)amending and restating clause (4) appearing in Section 9.13(a)(i) in its entirety to read in full as follows:
(4)    the Consolidated Total Leverage Ratio on a pro forma basis is not greater than 2.0 to 1.00, in the case of both (3) and (4), Net Debt or Total Debt, as applicable, shall be determined as of the date of calculation after giving effect to such Redemption occurring on such date and Consolidated EBITDAX shall be determined as if such Redemption occurred on the last day of the Fiscal Quarter then most recently ended for which financial statements have been received pursuant to Section 8.1,
(b)amending and restating clause (ii) appearing in Section 9.13(a) in its entirety to read in full as follows:

(ii)    with an aggregate repurchase price not to exceed the Available Amount, so long as immediately after giving effect to such Redemptions (and any Borrowings incurred in connection therewith), (1) no Default or Event of Default exists or results therefrom, (2) undrawn Commitments are greater than or equal to (x) fifty percent (50%) of the Total Commitment on and prior to December 31, 2022 and (y) thirty-five percent (35%) of the Total Commitment on and after January 1, 2023, and (3) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a), (4) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than 2.50 to 1.00, in the case of both (3) and (4), Net Debt or Total Debt, as applicable, shall be determined as of the date of calculation after giving effect to such Redemption occurring on such date and Consolidated EBITDAX shall be determined as if such Redemption occurred on the last day of the Fiscal Quarter then most recently ended for which financial statements have been received pursuant to Section 8.1, and (5) the Borrower shall have timely delivered the certificate required under Section 8.1(r) with respect to such Redemption; or
Section 3.Limited Waiver. In reliance upon the representations, warranties, covenants and agreements contained in this Ninth Amendment, the receipt and sufficiency of which are hereby acknowledged and confessed, and subject to the satisfaction of the conditions precedent in Section 4 hereof, the Required Banks party hereto hereby waive the Specified Defaults and any breach resulting therefrom that has occurred prior to the date hereof; provided that such waiver is limited to those Specified Distributions and Redemptions that would have been permitted under the Credit Agreement at the time each such Distribution and each such Redemption was made, had the amendments set forth in Section 2 hereof been effective as of the Eighth Amendment Effective Date. The limited waiver provided in this Section 3 shall apply solely with regard to any breach arising solely from the Specified Defaults, and nothing contained in this Ninth Amendment shall be deemed a consent to, or waiver of, any other action or inaction of Borrower or any other Credit Party that constitutes (or would constitute) a violation of, or a departure from, any provision of the Credit Agreement or any other Loan Paper, or which constitutes (or would constitute) a Default or Event of Default. The limited waiver described in this Section 3 is a one-time waiver limited to the Specified Defaults. The Administrative Agent and the Required Banks shall have no obligation to grant any future waivers, consents or amendments with respect to the Credit Agreement or any Loan Paper. Other than the limited waiver expressly provided for in this Section 3, Borrower hereby agrees and acknowledges that no course of dealing and no delay in exercising any right, power or remedy conferred on the Administrative Agent or any Bank in the Credit Agreement or in any other Loan Paper or now or hereafter existing at law, in equity, by statute or otherwise shall operate as a waiver of or otherwise prejudice any such right, power or remedy. Any further waivers or consents must be specifically agreed to in writing in accordance with Section 14.2 of the Credit Agreement.
Section 4.Conditions Precedent. The effectiveness of this Ninth Amendment is subject to the following:
4.1Administrative Agent shall have received counterparts of this Ninth Amendment from the Credit Parties and the Required Banks.

4.2Administrative Agent shall have received any fees and expenses due and payable on or prior to the effective date of this Ninth Amendment.
Section 5.Representations and Warranties; Etc. Each Credit Party hereby affirms: (a) that as of the date hereof, all of the representations and warranties contained in each Loan Paper to which such Credit Party is a party are true and correct in all material respects as though made on and as of the date hereof except (i) to the extent any such representation and warranty is expressly made as of a specific earlier date, in which case, such representation and warranty was true as of such date, (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) is true and correct in all respects and (iii) in the case of the representation and warranty made under Section 7.19 of the Credit Agreement, which shall be true and correct after giving effect to the waiver set forth in Section 3 hereof, (b) after giving effect to the waiver set forth in Section 3 hereof, no Default or Event of Default exist under the Loan Papers or will, after giving effect to this Ninth Amendment, exist under the Loan Papers and (c) no Material Adverse Change has occurred.
Section 6.Miscellaneous.
6.1Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Ninth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Ninth Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
6.2Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Ninth Amendment, (b) ratifies and affirms its obligations under the Facility Guaranty and the other Loan Papers to which it is a party, (c) acknowledges, renews and extends its continued liability under the Facility Guaranty and the other Loan Papers to which it is a party (in each case, as amended hereby), (d) agrees that its guarantee under the Facility Guaranty and the other Loan Papers (in each case, as amended hereby) to which it is a party remains in full force and effect with respect to the Obligations, as amended hereby, (e) represents and warrants that (i) the execution, delivery and performance of this Ninth Amendment has been duly authorized by all necessary corporate or company action of the Credit Parties, (ii) this Ninth Amendment constitutes a valid and binding agreement of the Credit Parties, and (iii) this Ninth Amendment is enforceable against each Credit Party in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and (f) acknowledges and confirms that the amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations after giving effect to this Ninth Amendment.
6.3Counterparts. This Ninth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Ninth Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.
6.4No Oral Agreement. This written Ninth Amendment, the Credit Agreement and the other Loan Papers executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
6.5Governing Law. This Ninth Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.
6.6Payment of Expenses. Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Ninth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.
6.7Severability. Any provision of this Ninth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.8Successors and Assigns. This Ninth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6.9Loan Paper. This Ninth Amendment shall constitute a “Loan Paper” for all purposes under the other Loan Papers.
6.10Waiver of Jury Trial. Section 14.13 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed effective as of the date first written above.
BORROWER:    LAREDO PETROLEUM, INC.

By:    /s/ Mark D. Denny
Name:    Mark D. Denny
Title:    Senior Vice President, Secretary and General Counsel

GUARANTORS:    LAREDO MIDSTREAM SERVICES, LLC

By:    /s/ Mark D. Denny
Name:    Mark D. Denny
Title:    Senior Vice President, Secretary and General Counsel

        GARDEN CITY MINERALS, LLC

By:    /s/ Mark D. Denny
Name:    Mark D. Denny
Title:    Senior Vice President, Secretary and General Counsel

Signature Page to Ninth Amendment to
Fifth Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A.,
as Administrative Agent and as a Bank

By:    /s/ Muhammad A. Dhamani
Name: Muhammad A. Dhamani
Title:    Managing Director

Signature Page to Ninth Amendment to
Fifth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as a Bank

By:    /s/ Ajay Prakash
Name: Ajay Prakash
Title: Director

Signature Page to Ninth Amendment to
Fifth Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Bank

By:    /s/ Christopher Kuna
Name: Christopher Kuna
Title: Sr. Director

Signature Page to Ninth Amendment to
Fifth Amended and Restated Credit Agreement

CITIBANK, N.A.,
as a Bank

By:    /s/ Cliff Vaz
Name: Cliff Vaz
Title: Vice President

Signature Page to Ninth Amendment to
Fifth Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION,
as a Bank

By:    /s/ David M. Bornstein
Name: David M. Bornstein
Title: Senior Vice President

Signature Page to Ninth Amendment to
Fifth Amended and Restated Credit Agreement

MIZUHO BANK, LTD.,
as a Bank

By:    /s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

Signature Page to Ninth Amendment to
Fifth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, successor to BBVA USA,
as a Bank

By:    /s/ Julia Barnhill
Name: Julia Barnhill
Title: Vice President

Signature Page to Ninth Amendment to
Fifth Amended and Restated Credit Agreement

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY, as a Bank

By:    /s/ James Giordano
Name: James Giordano
Title: Managing Director

Signature Page to Ninth Amendment to
Fifth Amended and Restated Credit Agreement

TEXAS CAPITAL BANK, N.A.,
as a Bank

By:    /s/ Quinn Markham
Name: Quinn Markham
Title: Senior Vice President

Signature Page to Ninth Amendment to
Fifth Amended and Restated Credit Agreement

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,
as a Bank

By:    /s/ Matt Lang
Name: Matt Lang
Title: Senior Vice President – Amegy Division

Signature Page to Ninth Amendment to
Fifth Amended and Restated Credit Agreement